8-K 1 form8k.htm CURRENT REPORT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2011

Ecologic Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1327 Ocean Avenue, Suite B, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 899-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Ecologic Transportation, Inc. appointed William B. Nesbitt, 71, to the position of President and Chief Operating Officer effective Monday September 26, 2011 following his acceptance of such positions. Mr. Nesbitt also accepted a seat on the Company’s Board of Directors on the same date. The Company has not yet entered into an employment agreement with Mr. Nesbitt. He founded Olin’s Rent A Car in New York City, the predecessor to Alamo Rent A Car. At Alamo Rent A Car, Mr. Nesbitt was a principal managing Alamo’s development and expansion for 18 years. Since the sale of Alamo in 1999, Mr. Nesbitt has been a principal in Nesbitt Associates, LLC and has implemented several successful company startup and acquisition projects. He has a BS degree from Cornell University.

A copy of the press release announcing this management change is filed as Exhibit 99.1 hereto and is incorporated herein by reference. There has been a change to the press release relating to the effective date for Mr. Nesbitt’s appointment.

Item 9.01 Financial Statements and Exhibits.

                (c) Exhibits.

                      Exhibits 99.1                 Press Release, dated September 22, 2011, issued by Ecologic Transportation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGIC TRANSPORTATION, INC.

/s/ Edward W Withrow III
Edward W Withrow III
Chairman
Dated: September 30, 2011